                                   EXHIBIT 21

                         Subsidiaries Of The Registrant


                                              State or
                                           Jurisdiction of
   Name of Subsidiary                       Incorporation
   ------------------                      ---------------
MSC Pre Finish Metals Inc.                    Illinois

MSC Pre Finish Metals (EGV) Inc.              Delaware

MSC Pre Finish Metals (MV) Inc.               Delaware

MSC Pre Finish Metals (MT) Inc.               Delaware

MSC Walbridge Coatings Inc.                   Delaware

MSC Specialty Films, Inc.                     California

MSC Laminates and Composites Inc.             Delaware

MSC Laminates and Composites (EGV) Inc.       Delaware

Material Sciences Foreign Sales Corporation   U. S. Virgin Islands

Solar-Gard International, Inc.                Florida

Solar-Gard International (UK) Limited         United Kingdom

Solar-Gard (SEA) Pte., Ltd.                   Singapore

Solar-Gard (Canada) Inc.                      Canada

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